Exhibit 13.2

CERTIFICATION

(pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report on Form 20-F for the fiscal year ended December 31, 2004, of Corpbanca (the “Company”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”) and pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Camilo Morales Riquelme, Division Manager – Planning and Development Control (principal financial officer) of the Company, certify, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 5, 2005

/s/ Camilo Morales Riquelme

Camilo Morales Riquelme
Division Manager – Planning and Development Control
(principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Corpbanca and will be retained by Corpbanca and furnished to the Commission or its staff upon request.